Exhibit 23.2

[LETTERHEAD OF PRICEWATERHOUSECOOPERS LLP]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 (“Amendment No. 1”) of our report dated March 17, 2006, relating to the consolidated financial statements of Vista Gold Corp. (the “Company”), which appears in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 (as amended by Amendment No. 1 thereto). We also consent to the reference to our firm under the caption “Experts” in this Amendment No. 1.

/s/ PricewaterhouseCoopers LLP

Chartered Accountants

Vancouver, BC, Canada

June 15, 2006